As filed with the Securities and Exchange Commission on December 15, 1997
                                                      Registration No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                       AND POST-EFFECTIVE AMENDMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                         THE BEAR STEARNS COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                       13-3286161
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization


                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                              WILLIAM J. MONTGORIS
                             CHIEF OPERATING OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                              DENNIS J. BLOCK, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


   Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]__________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]


                         CALCULATION OF REGISTRATION FEE
================================================================================

                                           PROPOSED
          TITLE OF EACH                     MAXIMUM
       CLASS OF SECURITIES                 AGGREGATE                AMOUNT OF
       TO BE REGISTERED(1)             OFFERING PRICE(2)        REGISTRATION FEE
--------------------------------------------------------------------------------
Preferred Stock..................        $537,500,000               $158,563
--------------------------------------------------------------------------------
Depositary Shares................             (3)                      (3)
================================================================================


(1) There are being registered hereunder an indeterminate number of (i) shares of Preferred Stock as may from time to time be issued with an aggregate offering price of $537,500,000, and (ii) Depositary Shares representing the Preferred Stock. Depositary Receipts evidencing the Depositary Shares will be issued pursuant to a Deposit Agreement. In the event the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and shares of Preferred Stock will be deposited with the Depositary under the Deposit Agreement.
(2)   Estimated solely for the purpose of calculating the registration fee.
(3)   No additional consideration will be received for the Depositary Shares.


          Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined Prospectus and relates to this Registration Statement and Registration Statement No. 33-59140 previously filed by the Registrant on Form S-3 and declared effective on March 11, 1993. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-59140 and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement thereafter shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================


NYFS04...:\25\22625\0182\2041\FRMD087V.31B

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                SUBJECT TO COMPLETION, DATED DECEMBER 15, 1997

PROSPECTUS

                        THE BEAR STEARNS COMPANIES INC.

                                PREFERRED STOCK

      The Bear Stearns Companies Inc. (the "Company") may issue from time to time in one or more series its Preferred Stock, $1.00 par value, with an aggregate initial public offering price not to exceed $650,000,000 (the "Preferred Stock"). The Preferred Stock may be issued in amounts, at prices and on other terms to be determined in light of market conditions at the time of sale. Information relating to the specific number of shares, title, stated value and liquidation preference of each share, issuance price, dividend rate or method of calculation, dividend periods, dividend payment dates, any redemption or sinking fund provisions, whether fractional interests in shares of Preferred Stock will be offered through depositary arrangements, any national securities exchange or other trading market on which the Preferred Stock may be listed or registered and other specific terms of each series of Preferred Stock in respect of which this Prospectus is being delivered shall be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement").


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
           EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                  ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT
                        HERETO. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


      The Preferred Stock may be offered through dealers, through underwriters or through agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Any such underwriters (and any representative thereof), dealers or agents may include Bear, Stearns & Co. Inc., a wholly owned subsidiary of the Company ("Bear Stearns"). The net proceeds to the Company will be, in the case of a dealer, the sales price to such dealer, in the case of an underwriter, the public offering price less the applicable underwriting discount or commission, and, in the case of an agent, the public offering price less the applicable agency commission, in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

      Following the initial distribution of a series of Preferred Stock and subject to obtaining the approval of the New York Stock Exchange, Inc., Bear Stearns may offer and sell previously issued shares of such series of Preferred Stock in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in such transactions. This Prospectus and the accompanying Prospectus Supplement may be used by Bear Stearns in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.



                            BEAR, STEARNS & CO. INC.

                                 _____ __, 199__

      CERTAIN PERSONS PARTICIPATING IN THE OFFERING OF CERTAIN SECURITIES HEREUNDER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THOSE SECURITIES, INCLUDING OVERALLOTMENT, STABILIZING
AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. SEE "PLAN OF DISTRIBUTION."


      NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at the Citicorp Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661- 2511 and 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Preferred Stock. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1997 (the "1997 Form 10-K"), (ii) the Quarterly Report on Form 10-Q for the quarter ended September 26, 1997, and (iii) the Current Reports on Form 8-K, dated July 29, 1997, August 13, 1997, October 14, 1997 and October 28, 1997. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Preferred Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.




                               -------------------

                                   THE COMPANY

      The Company is a holding company that, through its principal subsidiaries, Bear, Stearns & Co. Inc. ("Bear Stearns") and Bear, Stearns Securities Corp. ("BSSC"), is a leading United States investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The business of the Company includes: market-making and trading in corporate, United States Government, government-agency, mortgage-related, asset-backed and municipal securities; trading in options, futures, foreign currencies, interest-rate swaps and other derivative products; securities and commodities arbitrage; securities, options and commodities brokerage; underwriting and distributing securities; providing securities clearance services; financing customer activities; securities lending; arranging for the private placement of securities; assisting in mergers, acquisitions, restructurings and leveraged transactions; providing other financial advisory services; making principal investments in leveraged acquisitions; acting as specialist on the floor of the New York Stock Exchange ("NYSE"); providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory; and securities research.

      The Company's business is conducted from its principal offices in New York City; from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; from representative offices in Beijing, Geneva, Hong Kong, Lugano and Shanghai; through international subsidiaries in Buenos Aires, Dublin, Hong Kong, London, Paris, Sao Paulo, Singapore and Tokyo; and through joint ventures with other firms in Belgium, Madrid, Paris and the Philippines. The Company's foreign offices provide services and engage in investment activities involving foreign clients and international transactions. The Company provides trust- company services through its subsidiary, Custodial Trust Company, located in Princeton, New Jersey.

      Bear Stearns and BSSC are broker-dealers registered with the Commission. They also are members of the NYSE, all other principal United States securities and commodities exchanges, the National Association of Securities Dealers, Inc. (the "NASD") and the National Futures Association. Bear Stearns is a "primary dealer" in United States government securities, as designated by the Federal Reserve Bank of New York.

      The Company is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; its telephone number is (212) 272-2000.

                                 USE OF PROCEEDS

      Unless otherwise specified in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of each series of Preferred Stock for general corporate purposes, which may include additions to working capital, the repayment of short-term indebtedness and investments in, or extensions of credit to, subsidiaries.

       RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

      The ratio of earnings to combined fixed charges and preferred dividends was 1.3 for the three months ended September 26, 1997 and 1.4, 1.4, 1.2, 1.6 and
1.8 for the fiscal years ended June 30, 1997, 1996, 1995, 1994 and 1993, respectively. These ratios were calculated by dividing the sum of fixed charges and preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges for these purposes consist of all interest expense and certain other immaterial expenses. Preferred dividends represent the pre-tax earnings necessary to cover the dividends on the Company's preferred stock assuming such earnings are taxed at the Company's consolidated effective tax rate.

                         DESCRIPTION OF PREFERRED STOCK

      The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of the Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general terms do not apply to such Preferred Stock will be described in such Prospectus Supplement. The description of the terms of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), including the Certificate of Designations (the "Certificate of Designations") relating to the applicable series of Preferred Stock. The Certificate of Incorporation and any such Certificate of Designations are filed as exhibits to or will be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

GENERAL

      The Company is authorized by its Certificate of Incorporation to issue 10,000,000 shares of preferred stock, $1.00 par value, which may be issued from time to time in one or more series and, subject to the provisions of the Certificate of Incorporation applicable to all series of preferred stock, shall have such designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Company's Board of Directors (the "Board of Directors") or a duly authorized committee thereof.

      The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise specified in the applicable Prospectus Supplement. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including: (i) the designation, stated value and liquidation preference of such Preferred Stock and the number of shares offered; (ii) the initial public offering price at which such shares will be issued; (iii) the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (iv) any redemption or sinking fund provisions; (v) the amount that shares of such series shall be entitled to receive in the event of any liquidation, dissolution or winding up of the Company; (vi) the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of stock of any other class or classes, or other series of the same class, of the Company; (vii) the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below; (viii) the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to the Company on conversion or exchange; (ix) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Company or any subsidiary, of the Common Stock or of any other class of stock of the Company ranking junior to the shares of such series as to dividends or upon liquidation; (x) the conditions and restrictions, if any, on the creation of indebtedness of the Company, or any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and (xi) any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

      The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable Prospectus Supplement, the shares of each series of Preferred Stock will upon issuance rank on a parity in all respects with the outstanding shares of the Company's Adjustable Rate Cumulative Preferred Stock, Series A, Cumulative Preferred Stock, Series B and Cumulative Preferred Stock, Series C. As of December 10, 1997, there were outstanding 479,250 shares of the Company's Adjustable Rate Cumulative Preferred Stock, Series A, 937,500 shares of the Company's Cumulative Preferred Stock, Series B and 500,000 shares of the Company's Cumulative Preferred Stock, Series C. The Preferred Stock will have no preemptive rights to subscribe for any additional securities that may be issued by the Company.

DIVIDENDS

      Unless otherwise specified in the applicable Prospectus Supplement, before any dividends may be declared or paid to the holders of shares of the Common Stock, par value $1.00 per share, of the Company (the "Common Stock") or of any other capital stock of the Company ranking junior to any series of the Preferred Stock as to the payment of dividends, the holders of the Preferred Stock of that series will be entitled to receive, when and as declared by the Board of Directors or a duly authorized committee thereof, out of the net profits or net assets of the Company legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock transfer records of the Company on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the Board of Directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

      Dividends on any series of Preferred Stock may be cumulative or noncumulative, as specified in the applicable Prospectus Supplement. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative ("Noncumulative Preferred Stock"), then the holders of the Preferred Stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of Preferred Stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of Preferred Stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

      The Prospectus Supplement relating to a series of Preferred Stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Company or any subsidiary of, the Common Stock or of any other class of stock of the Company ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the Certification of Incorporation.

LIQUIDATION RIGHTS

      Unless otherwise specified in the Prospectus Supplement relating to a series of Preferred Stock, upon any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary) the holders of Preferred Stock of that series will be entitled to receive out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, the amount specified in the applicable Prospectus Supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of Common Stock or any other class or series of shares ranking junior to that series of Preferred Stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon any liquidation, dissolution or winding up of the Company, the assets distributable among the holders of a series of Preferred Stock shall be insufficient to permit the payment in full to the holders of that series of Preferred Stock of all amounts payable to those holders, then the entire assets of the Company thus distributable will be distributed ratably among the holders of that series of in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

      Neither the consolidation, merger or other business combination of the Company with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Company will be deemed to be a liquidation, dissolution or winding up of the Company.

REDEMPTION

      If so specified in the applicable Prospectus Supplement, any series of Preferred Stock may be redeemable, in whole or in part, at the option of the Company or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that Prospectus Supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the Board of Directors.

      Notice of any redemption of a series of Preferred Stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, such publication to be made not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on the stock transfer records of the Company, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of Preferred Stock, the Board of Directors may fix a record date for the determination of the shares to be redeemed, and such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

      Prior to the redemption date, the Company will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless the Company fails to make such deposit, on the redemption date, all dividends on the series of Preferred Stock called for redemption will cease to accrue and all rights of the holders of shares of that series as stockholders of the Company shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable Prospectus Supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become the property of, and will be paid by the bank or trust company with which it has been so deposited to, the Company.

CONVERSION RIGHTS

      No series of Preferred Stock will be convertible into Common Stock.

VOTING RIGHTS

      Unless otherwise determined by the Board of Directors of the Company and indicated in the Prospectus Supplement applicable to a particular series of Preferred Stock, holders of the Preferred Stock of that series will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on any series of Preferred Stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of directors of the Company at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of Preferred Stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

      So long as shares of any series of Preferred Stock remain outstanding, the Company shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable), (i) issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation or (ii) amend, alter or repeal the provisions of the Company's Certificate of Incorporation or of the resolutions contained in the Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof; provided, however, that any increase in the amount of the authorized Common Stock or authorized Preferred Stock or the creation and issuance of Common Stock or any other series of Preferred Stock ranking on a parity with or junior to a series of Preferred Stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

      Unless otherwise indicated in the applicable Prospectus Supplement, the transfer agent, dividend disbursing agent and registrar for each series of Preferred Stock will be Chase Mellon Shareholder Services L.L.C.

                        DESCRIPTION OF DEPOSITARY SHARES

      The following summary and the summary in any Prospectus Supplement of the terms and provisions of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement relating to the applicable series of Preferred Stock, which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part.

GENERAL

      The Company, at its option, may elect to offer fractional interests in shares of a series of Preferred Stock, rather than whole shares. If the option is exercised, the Company will provide for the issuance by a depositary of depositary receipts ("Depositary Receipts") evidencing depositary shares ("Depositary Shares"), each of which will represent a fractional interest (to be specified in the applicable Prospectus Supplement) in a share of a particular series of the Preferred Stock as more fully described below.

      If the Company offers fractional shares of any series of Preferred Stock, those shares will be deposited under a separate deposit agreement (a "Deposit Agreement") among the Company, a bank or trust company selected by the Company and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary") and the holders from time to time of the Depositary Receipts issued thereunder by that Depositary. The applicable Prospectus Supplement will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the fractional share of Preferred Stock underlying such Depositary Share (including dividend, voting, redemption and liquidation rights).

      Pending the preparation of definitive engraved Depositary Receipts, upon the written order of the Company, the Depositary may issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

      The Depositary will distribute to the holders of Depositary Receipts evidencing Depositary Shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of Preferred Stock in proportion to their respective holdings of the Depositary Shares on the relevant record date. However, the Depositary will distribute only the amount that can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed will be held by the Depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the Depositary for distribution to holders of Depositary Receipts then outstanding.

      If the Company distributes property other than cash in respect of shares of Preferred Stock deposited under a Deposit Agreement, the Depositary will distribute the property received by it to the record holders of Depositary Receipts evidencing the Depositary Shares relating to those shares of Preferred Stock, in proportion, as nearly as may be practicable, to their respective holdings of the Depositary Shares on the relevant record date, unless the Depositary determines that it is not feasible to make such a distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the Depositary Receipts.

      Each Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar right offered by the Company to holders of the Preferred Stock deposited under such Deposit Agreement will be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

      If the shares of Preferred Stock deposited under a Deposit Agreement are subject to redemption, in whole or in part, then, upon any such redemption, the Depositary Shares relating to those deposited shares will be redeemed from the proceeds received by the Depositary as a result of the redemption. Whenever the Company redeems shares of Preferred Stock held by a Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. The Depositary will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed. The redemption price per Depositary Share will be equal to the applicable fraction of the per share redemption price of the Preferred Stock underlying such Depositary Share. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

      If notice of redemption shall have been given as described above, from and after the date fixed for redemption, unless the Company shall have failed to redeem the shares of Preferred Stock so called for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding, and all rights of the holders of such Depositary Shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption, upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING RIGHTS

      As soon as practicable after receipt of notice of any meeting at which the holders of shares of Preferred Stock deposited under a Deposit Agreement are entitled to vote, the Depositary will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the Depositary Shares relating to such Preferred Stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the Depositary as to the exercise of the voting rights of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the Preferred Stock represented by those Depositary Shares in accordance with the holder's instructions, and the Company will agree to take all action deemed necessary by the Depositary to enable the Depositary to do so. The Depositary will abstain from voting shares of Preferred Stock deposited under a Deposit Agreement as to which it has not received specific instructions from the holders of the Depositary Shares representing those shares.

WITHDRAWAL OF STOCK

      Upon surrender of Depositary Receipts at the principal office of the relevant Depositary (unless the Depositary Shares evidenced thereby have previously been called for redemption), and subject to the terms of the related Deposit Agreement, the owner of the Depositary Shares evidenced thereby shall be entitled to delivery of whole shares of Preferred Stock and all money and other property, if any, represented by those Depositary Shares. Fractional shares of Preferred Stock will not be delivered. If the Depositary Receipts surrendered by the holder evidence Depositary Shares in excess of those representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to the holder at the same time a new Depositary Receipt evidencing the Depositary Shares. Holders of shares of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under a Deposit Agreement or to receive Depositary Shares therefor. The Company does not expect that there will be any public trading market for the Preferred Stock, except as represented by Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

      The form of Depositary Receipt evidencing any Depositary Shares and any provision of a Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. However, any amendment that materially and adversely alters the rights of the existing holders of

Depositary Shares will not be effective unless and until approved by the holders of at least a majority of the Depositary Shares then outstanding under that Deposit Agreement. Each Deposit Agreement will provide that each holder of Depositary Shares who continues to hold those Depositary Shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound thereby. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the related Deposit Agreement, of any holder of any Depositary Shares to surrender the Depositary Receipt evidencing those Depositary Shares to the Depositary together with instructions to deliver to the holder the whole shares of Preferred Stock represented by the surrendered Depositary Shares and all money and other property, if any, represented thereby. A Deposit Agreement may be terminated by the Company or the Depositary only if
(i) all outstanding Depositary Shares issued thereunder have been redeemed or
(ii) there has been a final distribution in respect of the Preferred Stock relating to those Depositary Shares in connection with any liquidation, dissolution or winding up of the Company and the amount received by the Depositary as a result of that distribution has been distributed by the Depositary to the holders of those Depositary Shares.

CHARGES OF DEPOSITARY

      The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of any Depositary in connection with the initial deposit of Preferred Stock and the initial issuance of the relevant Depositary Shares and any redemption of such Preferred Stock. Holders of Depositary Shares will pay any other taxes and charges incurred for their accounts as are provided in the relevant Deposit Agreement.

MISCELLANEOUS

      Each Depositary will forward to the holders of Depositary Shares issued by that Depositary all reports and communications from the Company that are delivered to the Depositary and that the Company is required to furnish to the holders of the Preferred Stock held by the Depositary. In addition, each Depositary will make available for inspection by the holders of those Depositary Shares, at the principal office of such Depositary and at such other places as it may from time to time deem advisable, all reports and communications received from the Company that are received by such Depositary as the holder of Preferred Stock.

      Neither any Depositary nor the Company will assume any obligation or will be subject to any liability under a Deposit Agreement to holders of the Depositary Shares other than for its negligence or willful misconduct. Neither any Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a Deposit Agreement. The obligations of the Company and any Depositary under a Deposit Agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and any Depositary may rely on written advice of counsel or accountants, on information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

      A Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove any Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

FEDERAL INCOME TAX CONSEQUENCES

      Owners of the Depositary Shares will be treated for federal income tax purposes as if they were owners of the Preferred Stock represented by such Depositary Shares.

                      BOOK-ENTRY PROCEDURES AND SETTLEMENT

      Any series of Preferred Stock (and the Depositary Shares relating to such series) may be issued in certificated or book-entry form, as specified in the applicable Prospectus Supplement. Preferred Stock or Depositary Shares issued in book-entry form from the perspective of the beneficial owners thereof (the "Shareholders") will be issued in the form of a single global stock certificate or a single global Depositary Receipt (as the case may be) registered in the name of the nominee of The Depository Trust Company ("DTC," which term, as used herein, includes any successor or alternate depository selected by the Company).

      DTC is a limited-purpose trust company created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in the accounts of the Participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to others (such as banks, brokers, dealers and trust companies) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Persons who are not Participants or Indirect Participants may beneficially own securities held by DTC only through Participants or Indirect Participants.

      DTC's nominee for all purposes will be considered the sole owner or holder of the Preferred Stock or Depositary Shares held in book-entry form. Owners of beneficial interests in the global stock certificate or Depositary Receipt will not be entitled to have Preferred Stock or Depositary Shares registered in their names, will not receive or be entitled to receive physical delivery of Preferred Stock or Depositary Shares in definitive form and will not be considered the holders thereof under the Certificate of Incorporation or any Deposit Agreement.

      Neither the Company nor the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global stock certificate or Depositary Receipt, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      A Shareholder's ownership of Preferred Stock or Depositary Shares issued in book-entry form will be recorded on or through the records of the brokerage firm or other entity that maintains that Shareholder's account. In turn, the total number of shares of Preferred Stock or Depositary Shares held by an individual brokerage firm or other entity for its clients will be maintained on the records of DTC in the name of that brokerage firm or other entity (or in the name of a Participant that acts as agent for the Shareholder's brokerage firm or other entity if it is not a Participant). Therefore, a Shareholder must rely upon the records of the Shareholder's brokerage firm or other entity to evidence the Shareholder's ownership of Preferred Stock or Depositary Shares and transfer of ownership of that Preferred Stock or Depositary Shares may be effected only through the brokerage firm or other entity that maintains the Shareholder's account.

      Dividends or other distributions payable in respect of Preferred Stock or Depositary Shares will be paid by the Company or the Depositary, as the case may be, to DTC. DTC will be responsible for crediting the amount of payments that it receives to the accounts of the Participants in accordance with their respective standard procedures, which currently provide for payment in next-day funds. Each Participant will be responsible for disbursing the payments for which it is so credited to the Shareholders that it represents and to each brokerage firm or other entity for which it acts as agent. Each such brokerage firm or other entity will be responsible for disbursing funds to the Shareholders that it represents. It is suggested that any purchaser of Preferred Stock or Depositary Shares with accounts at more than one brokerage firm or other entity effect transactions in the

Preferred Stock or Depositary Shares only through the brokerage firm or firms or other entity or entities that hold such purchaser's Preferred Stock or Depositary Shares.

      If DTC is at any time unwilling or unable to continue as depository in respect of a global certificate or global Depositary Receipt and a successor depository is not appointed by the Company or the Depositary, as the case may be, within 90 days, the Company will issue Preferred Stock or Depositary Shares, as the case may be, in definitive form in exchange for the global stock certificate or global Depositary Receipt. In addition, the Company may determine at any time not to have Preferred Stock or Depositary Shares represented by a global stock certificate or global Depositary Receipt (as the case may be), and, in such event, will issue Preferred Stock or Depositary Shares in definitive form in exchange for such global stock certificate or global Depositary Receipt. In either instance, an owner of a beneficial interest in the global stock certificate or global Depositary Receipt will be entitled to have Preferred Stock or Depositary Shares equal in aggregate amount to that beneficial interest registered in its name and will be entitled to physical delivery of a definitive certificate or other instrument evidencing such Preferred Stock or Depositary Shares. The registered holder of Preferred Stock or Depositary Shares will be entitled to receive the dividends or other distributions or, if applicable, the redemption price payable in respect of such Preferred Stock or Depositary Shares, upon surrender of the certificate (or Depositary Receipt) evidencing such Preferred Stock or Depositary Shares to the Company or the Depositary (as the case may be), in accordance with the procedures set forth in the Certificate of Incorporation or Deposit Agreement (as the case may be).

                             PLAN OF DISTRIBUTION

      The Company may sell the Preferred Stock or Depositary Shares representing the Preferred Stock (collectively, "Securities") in any of three ways: (i) to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns); (ii) through broker-dealers (including Bear Stearns) designated by the Company to act on its behalf as agents; or (iii) directly to one or more purchasers. Each Prospectus Supplement will set forth the manner and terms of the offering of the Securities covered thereby, including (i) whether that offering is being made to underwriters or through agents; (ii) any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation, and
(iii) the purchase price or initial public offering price of the Securities and the anticipated proceeds to the Company from the sale of the Securities.

      When Securities are to be sold to underwriters, unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent but the underwriters will be obligated to purchase all of the Securities if any are purchased. The Securities will be acquired by the underwriters for their own account and may be resold by the underwriters, either directly to the public or to securities dealers, from time to time in one or more transactions, including negotiated transactions, either at fixed public offering price or at varying prices determined at the time of sale. The initial public offering price, if any, and any concessions allowed or reallowed to dealers, may be changed from time to time.

      To the extent that any Securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to the public offering price thereof, the proceeds from the offering of those Securities will be reduced. Until resold, those Securities will be eliminated in consolidation as if they were not outstanding. Bear Stearns intends to resell any of those Securities from time to time following termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

      Unless otherwise indicated in the applicable Prospectus Supplement, when Securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the Securities for the Company's account and will receive commissions from the Company as set forth in the applicable Prospectus Supplement.

      If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. These contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and the Prospectus Supplement will set forth the commissions payable for solicitation of these contracts.

      Underwriters and agents participating in any distribution of Securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection therewith may be deemed to be underwriting compensation for the purposes of the Securities Act. Those underwriters and agents may be entitled, under their agreements with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for the Company or its affiliates in the ordinary course of business.

      Following the initial distribution of any series of Securities, and subject to obtaining the approval of the New York Stock Exchange, Inc., Bear Stearns may offer and sell previously issued Securities of that series from time to time in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in such transactions. This Prospectus and the Prospectus Supplement applicable to those Securities will be used by Bear Stearns in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale.

      In order to facilitate the offering of certain Securities hereunder, certain persons participating in the offering of those Securities may engage in transactions that stabilize, maintain or otherwise affect the price of those Securities during and after the offering of those Securities. Specifically, if so set forth in the applicable Prospectus Supplement, the underwriters of those Securities may over-allot or otherwise create a short position in those Securities for their own account by selling more of those Securities than have been sold to them by the Company and may elect to cover any such short position by purchasing those Securities in the open market. In addition, the underwriters may stabilize or maintain the price of those Securities by bidding for or purchasing those Securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of Securities to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

      Because Bear Stearns is a wholly owned subsidiary of the Company, each distribution of Securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

                                    EXPERTS

      The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's 1997 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                          VALIDITY OF THE SECURITIES

      The validity of the Preferred Stock will be passed upon for the Company by Weil, Gotshal & Manges LLP, New York, New York.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee and the NASD filing fee.

   SEC registration fee.........................................   $158,563
   Depositary's fees and expenses...............................     36,000
   Accounting fees..............................................     20,000
   Legal fees and expenses......................................     50,000
   Printing and engraving fees..................................    125,000
   NASD filing fee..............................................     30,500
   Miscellaneous................................................      1,937
                                                                  ---------
                 Total                                             $422,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

      Article VIII of the registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the registrant against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The registrant's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a) to the Registration Statement on Form S-8 (No. 33-49979) filed August 13, 1993.

      The registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

      For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16.  EXHIBITS.

      1(a)      --      Form of Underwriting Agreement (incorporated by
                        reference to Exhibit 1(a) to the Registration Statement
                        on Form S-3 (File No. 33-59140)).
      4(a)      --      Restated Certificate of Incorporation, as amended
                        (incorporated by reference to Exhibits 4(a)(1), (a)(2),
                        (a)(4), (a)(5), (a)(7), (a)(8), (a)(9). (a)(10), (a)(11)
                        and (a)(13) to the Registration Statement on Form S-8
                        (No. 33-49979)).
      4(b)      --      Certificate of Stock Designation relating to the
                        Registrant's Adjustable Rate Cumulative Preferred Stock,
                        Series A (incorporated by reference to Exhibit 4(a)(6)
                        to the Registration Statement on Form S-8 (File No.
                        33-49979)).
      4(c)      --      Certificate of Stock Designation relating to the
                        Registrant's Cumulative Preferred Stock, Series B
                        (incorporated by reference to Exhibit 4(a)(12) to the
                        Registration Statement on Form S-8 (File No. 33-49979)).
      4(d)      --      Certificate of Stock Designation relating to the
                        Registrant's Cumulative Preferred Stock, Series C
                        (incorporated by reference to Exhibit 4(a)(13) to the Registration Statement on Form S-8 (File No. 33-49979)).

      4(e)      --      Amended and Restated By-Laws (incorporated by
                        reference to Exhibit 3(b) to the Annual Report on Form
                        10-K for the fiscal year ended June 30, 1991, Exhibit
                        3(b) to the Quarterly Report on Form 10-Q for the
                        quarterly period ended December 31, 1992 and Exhibit
                        3(b)(2) to the Quarterly Report on Form 10-Q for the
                        quarterly period ended September 26, 1997).
      4(f)      --      Form of Deposit Agreement (incorporated by reference
                        to Exhibit 4(d) to the Registration Statement on Form
                        S-3 (File No. 33-59140)).
      4(g)      --      Specimen Depositary Receipt (included in Exhibit 4(f)).
      5         --      Opinion of Weil, Gotshal & Manges LLP.*
      12        --      Computation of Ratio of Earning to Combined Fixed
                        Charges and Preferred Stock Dividends.
      23(a)     --      Consent of Deloitte & Touche.
      23(b)     --      Consent of Weil, Gotshal & Manges LLP (included in
                        Exhibit 5).*
      24        --      Power of attorney (included in the signature pages to
                        the Registration Statement).

---------------------------

     *     To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) to include any prospectus required by Section
            10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) to reflect in the Prospectus any facts or events
            arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high and of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) to include any material information with respect
            to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the Securities being registered hereby which remain unsold at the termination of the offering.

            (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
      Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of December, 1997.


                                     THE BEAR STEARNS COMPANIES INC.

                                     By: /s/ William J. Montgoris
                                         ----------------------------------
                                         William J. Montgoris
                                         Chief Operating Officer


     We, the undersigned officers and directors of The Bear Stearns Companies Inc., hereby severally constitute Alan C. Greenberg, James E. Cayne and William
J. Montgoris, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments to this Registration Statement on Form S-3 filed by The Bear Stearns Companies Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable The Bear Stearns Companies Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE                             DATE
---------                    -----                             ----


/s/ Alan C. Greenberg        Chairman of the Board and         December 12, 1997
--------------------------   Director
Alan C. Greenberg


/s/ James E. Cayne           President and Chief Executive     December 12, 1997
--------------------------   Officer (Principal Executive
James E. Cayne               Officer); Director




/s/ Carl D. Glickman         Director                          December 12, 1997
--------------------------
Carl D. Glickman


/s/ Donald J. Harrington     Director                          December 12, 1997
--------------------------
Donald J. Harrington


                             Director                         December    , 1997
--------------------------
William L. Mack

                             Director                         December    , 1997
--------------------------
Frank T. Nickell


                             Director                         December    , 1997
--------------------------
Frederic V. Salerno


/s/ Vincent Tese             Director                          December 12, 1997
--------------------------
Vincent Tese


/s/ Fred Wilpon              Director                          December 12, 1997
--------------------------
Fred Wilpon


/s/ Michael J. Abatemarco    Controller                        December 15, 1997
--------------------------
Michael J. Abatemarco


/s/ Samuel L. Molinaro, Jr   Senior Vice President-            December 12, 1997
--------------------------   Finance and Chief Financial
Samuel L. Molinaro, Jr.      Officer (Principal Accounting
                             Officer and Principal Financial
                             Officer)

                                  EXHIBIT INDEX


  Exhibit No.           Description
  -----------           -----------


      1(a)      --      Form of Underwriting Agreement (incorporated by
                        reference to Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 33-59140)).

      4(a)      --      Restated Certificate of Incorporation, as amended
                        (incorporated by reference to Exhibits 4(a)(1), (a)(2),
                        (a)(4), (a)(5), (a)(7), (a)(8), (a)(9). (a)(10), (a)(11)
                        and (a)(13) to the Registration Statement on Form S-8
                        (No. 33-49979)).

      4(b)      --      Certificate of Stock Designation relating to the
                        Registrant's Adjustable Rate Cumulative Preferred Stock,
                        Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No.
                        33-49979)).

      4(c)      --      Certificate of Stock Designation relating to the
                        Registrant's Cumulative Preferred Stock, Series B
                        (incorporated by reference to Exhibit 4(a)(12) to the Registration Statement on Form S-8 (File No. 33-49979)).

      4(d)      --      Certificate of Stock Designation relating to the
                        Registrant's Cumulative Preferred Stock, Series C
                        (incorporated by reference to Exhibit 4(a)(13) to the Registration Statement on Form S-8 (File No. 33-49979)).

      4(e)      --      Amended and Restated By-Laws (incorporated by
                        reference to Exhibit 3(b) to the Annual Report on Form
                        10-K for the fiscal year ended June 30, 1991, Exhibit
                        3(b) to the Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1992 and Exhibit
                        3(b)(2) to the Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1997).

      4(f)      --      Form of Deposit Agreement (incorporated by reference
                        to Exhibit 4(d) to the Registration Statement on Form
                        S-3 (File No. 33-59140)).

      4(g)      --      Specimen Depositary Receipt (included in Exhibit 4(f)).

      5         --      Opinion of Weil, Gotshal & Manges LLP.*

      12        --      Computation of Ratio of Earning to Combined Fixed
                        Charges and Preferred Stock Dividends.

      23(a)     --      Consent of Deloitte & Touche.

      23(b)     --      Consent of Weil, Gotshal & Manges LLP (included in
                        Exhibit 5).*

      24        --      Power of attorney (included in the signature pages to
                        the Registration Statement).


---------------------------
     *     To be filed by amendment.